Exhibit 99.1

Gyre Therapeutics Reports Third Quarter 2026 and Year-to-Date Financial Results with Business Updates

Q3 2026 revenue of $32.9 million; GAAP basic EPS: $(0.04)

Full year 2026 revenue guidance of $100.5 to $111.0 million affirmed

SAN DIEGO, November 5, 2026 -- Gyre Therapeutics, Inc. (Gyre, Gyre Therapeutics or the Company) (Nasdaq: GYRE), a U.S. biopharmaceutical company with research operations and commercial business in China to advance global development of protein degrader therapeutics, today announced financial results for the third quarter ended September 30, 2026, and provided a business update.

Dr. Ying Luo, President and Chief Executive Officer of Gyre Therapeutics, commented, “I am pleased with our execution in the third quarter, our first full quarter incorporating Cullgen's operations within Gyre Therapeutics. We are advancing our protein degrader pipeline toward first-in-human data and initiating new clinical programs next year. Meanwhile, after recently completing an onsite inspection by China’s National Medical Products Administration, or NMPA, we continue to prepare for the China NMPA decision on F351 for CHB-induced liver fibrosis, which we anticipate launching, if approved, sometime in the first half of 2027. Together, these programs are expected to drive our next phase of growth and demonstrate the strength of our unique business model, combining U.S. innovation with capital-efficient operations in China.”

Third Quarter Business Highlights and Upcoming Milestones

Pipeline Development Updates

F351 (hydronidone)

In May 2026, Gyre announced that the Center for Drug Evaluation (CDE) of the NMPA accepted its New Drug Application (NDA) for F351 (hydronidone) as a treatment for chronic hepatitis B (CHB)-induced liver fibrosis. The acceptance came after Gyre submitted the NDA through its majority-owned subsidiary Gyre Pharmaceuticals Co., Ltd. (Gyre Pharmaceuticals) following the priority review status for F351 granted by the NMPA in March 2026. During the third quarter, Gyre Pharmaceuticals completed an on-site inspection conducted by the NMPA of its manufacturing plants and clinical centers. Gyre believes a decision from the NMPA could occur by the end of 2026 or in the first quarter of 2027.

CG001419 for cancer pain and solid tumors

Following the successful completion of a Phase 1 study in Australia of 78 healthy volunteers in December 2025, Gyre is now planning a Phase 2 study to further evaluate CG001419 in cancer-induced bone pain (CIBP) and other metastatic cancer pain syndromes in China to initiate in the first half of 2027.

CG001419 continues to separately be evaluated in a Phase 1 trial in China for the treatment of solid tumors.

CG009301 for AML

CG009301 is a GSPT1 degrader for acute myeloid leukemia (AML), a fast-growing cancer of the blood and bone marrow. This candidate continues to be studied in a Phase 1 dose-escalation trial being conducted in China in patients with high-risk hematologic malignancies. We anticipate Phase 1 dose-escalation data to be available in the second half of 2027.

Dual-degrader programs (next-generation targeted protein degraders)

Gyre expects to submit Investigational New Drug (IND) applications and initiate Phase 1 clinical trials, upon regulatory approval of IND applications, in the United States and/or China around mid-2027 for CG923308, a CDK2-Cyclin E dual degrader for solid tumor indications, and CG620953, a TYK2-JAK1 dual degrader for autoimmune diseases.

DACs, next-generation ADCs

Additional developments from our in-house R&D efforts include discovery/preclinical stage degrader antibody conjugate (DAC) candidates for solid tumors and hematological malignancies, which are considered the next generation of antibody drug conjugates (ADCs). These DACs consist of distinct protein degraders paired with tumor-specific antibodies. We continue to make progress as we screen to identify leads and look to provide more details on our first IND-ready DAC candidate(s) in 2027.

Pirfenidone for Pneumoconiosis

A Phase 3 trial of pirfenidone for the treatment of pneumoconiosis in China completed enrollment in 2025. A total of 272 patients were enrolled evaluating the efficacy and safety of 52 weeks of pirfenidone capsule treatment in patients with pneumoconiosis versus placebo. The potential for additional patient enrollment is currently being evaluated to replace patients that have dropped out of the study.

Pirfenidone for Radiation-Induced Lung Injury (RILI)

In April 2026, Gyre Pharmaceuticals initiated its adaptive Phase 2/3 clinical trial in oncology-related pulmonary complications, with the first patient enrolled. The trial is evaluating pirfenidone for RILI, including cases complicated by immune-related pneumonitis, at leading oncology centers.

Commercial Products:

ETUARYTM (pirfenidone for IPF), Etorel™ and Contiva™

ETUARY (pirfenidone), the Company's primary product approved in China for idiopathic pulmonary fibrosis (IPF), generated $31.4 million in sales for the quarter ended September 30, 2026, compared to $27.7 million for the same period in 2025. Etorel (nintedanib ethanesulfonate soft capsules), which was launched in June 2025 and is indicated for systemic sclerosis-associated interstitial lung disease (SSc-ILD) and progressive pulmonary fibrosis (PPF) and IPF, generated $1.0 million in sales for the quarter ended September 30, 2026, compared to $1.5 million for the same period in 2025. Contiva (avatrombopag maleate tablets), which was launched in China in March 2025 and is indicated for thrombocytopenia in adults with chronic liver disease and immune thrombocytopenic purpura, generated $0.1 million in sales for the quarter ended September 30, 2026, compared to $1.2 million for the same period in 2025. Contiva and Etorel product revenues were slightly lower due to the implementation of China’s national centralized procurement program.

Financial Results

Cash Position

As of September 30, 2026, Gyre held $41.6 million in cash and cash equivalents, $15.8 million in short-term bank deposits, $12.6 million in short-term investment, and $28.8 million in long-term certificates of deposit, totaling $98.8 million. Compared to $116.1 million as of December 31, 2025, total cash decreased by $17.3 million, or 15%, primarily driven by a decrease in short-term investment of $15.5 million.

Financial Results for the Three Months Ended September 30, 2026

•
Revenues: Revenues for the three months ended September 30, 2026 were $32.9 million, compared to $32.7 million for the same period in 2025, representing a $0.2 million, or 1%, increase. Gyre Pharmaceuticals revenue increased during the period, primarily driven by higher ETUARY sales volumes resulting from ETUARY focused marketing efforts, despite lower Contiva and Etorel product revenues earned following the implementation of China's national centralized procurement program. The increase was offset by a net $1.6 million decrease in collaboration revenue primarily driven by the Collaboration, Option, and License Agreement with Astellas Pharma Inc. (the “Astellas Agreement”) which ended in March 2026.

•
Cost of Revenues: For the three months ended September 30, 2026, cost of revenues was $1.9 million, compared to $1.6 million for the same period in 2025. The $0.3 million, or 20% increase, was primarily driven by a $0.5 million increase in production costs associated with Etorel products, partially offset by a $0.1 million decrease in production costs for ETUARY, and a $0.1 million decrease in tax and related surcharges.
•
Selling and Marketing Expense: For the three months ended September 30, 2026, selling and marketing expense was $15.0 million compared to $15.3 million for the same period in 2025. The $0.3 million, or 2%, decrease was primarily attributable to a $1.1 million reduction in promotional and conference expenses, as certain promotional objectives were achieved during the first half of 2026, resulting in lower spending during the third quarter. This decrease was partially offset by a $0.4 million increase in personnel-related costs, primarily due to increased sales commissions resulting from higher sales volumes, and a $0.3 million increase in stock-based compensation expenses.
•
Research and Development Expense: For the three months ended September 30, 2026, research and development expense was $8.5 million, compared to $7.8 million for the same period in 2025. The $0.7 million, or 9%, increase was primarily related to a $0.4 million increase in external clinical research expenses, mainly attributable to the F351 Phase 3C experimental review expense in connection with the China NMPA’s review of Gyre Pharmaceuticals’ NDA for F351, and a $0.5 million increase in facilities, depreciation and other expenses. The increase was partially offset by a $0.2 million decrease in pre-clinical research expenses, utilities, materials, and personnel-related expenses.
•
General and Administrative Expense: For the three months ended September 30, 2026, general and administrative expense was $8.9 million, compared to $6.4 million for the same period in 2025. The $2.5 million, or 39%, increase was primarily driven by a $0.9 million increase in personnel costs related to Gyre Pharmaceuticals’ internal restructuring, a $1.1 million increase in professional fees, a $0.2 million increase in miscellaneous expenses, and a $0.3 million increase in depreciation and amortization. The increase is partially offset by a $0.1 million decrease in stock-based compensation expenses.
•
Transaction Costs: For the three months ended September 30, 2026, $0.1 million in transaction costs were incurred in connection with the acquisition of Cullgen which closed in early May 2026.
•
(Loss) Income from Operations: For the three months ended September 30, 2026, loss from operations was $1.5 million, compared to income from operations of $1.5 million for the same period in 2025. The $3.0 million change was primarily driven by an increase in total operating expenses including increased stock-based compensation, and Phase 3C and other clinical trial and pre-clinical activities.

•
Net (Loss) Income: For the three months ended September 30, 2026, net loss was $2.5 million, compared to net income of $1.9 million for the same period in 2025. The $4.4 million increase in net loss was primarily driven by an increase in operating expenses of $3.2 million, and other expenses of $1.2 million.

Financial Results for the Nine Months Ended September 30, 2026

•
Revenues: Revenues for the nine months ended September 30, 2026, were $86.5 million, compared to $93.0 million for the same period in 2025, resulting in a $6.5 million decrease. Revenue from Gyre Pharmaceuticals increased by net $4.7 million during the period, primarily driven by higher ETUARY sales volumes resulting from ETUARY-focused marketing efforts, despite lower Contiva and Etorel product revenues following the implementation of China's national centralized procurement program. The increase in revenue from Gyre Pharmaceuticals was offset by a net $11.2 million decrease primarily driven by the collaboration revenue under the Astellas Agreement which ended in March 2026.
•
Cost of Revenues: For the nine months ended September 30, 2026, cost of revenues was $5.4 million, compared to $3.7 million for the same period in 2025. The $1.7 million increase was primarily driven by higher Etorel product costs.
•
Selling and Marketing Expense: For the nine months ended September 30, 2026, selling and marketing expense was $43.0 million, compared to $41.4 million for the same period in 2025. The $1.6 million increase was primarily attributable to a $1.9 million increase in stock-based compensation expense, partially offset by a $0.3 million decrease in promotional and conference and other expenses.
•
Research and Development Expense: For the nine months ended September 30, 2026, research and development expense including related parties was $39.1 million, compared to $24.2 million for the same period in 2025. The increase was primarily related to a $9.3 million increase in external clinical research expenses, mainly attributable to the F351 Phase 3C experimental review expense in connection with the China NMPA’s review of Gyre Pharmaceuticals’ NDA for F351; a $4.8 million increase for the milestone payment Gyre Pharmaceuticals owed to an affiliate of GNI Group related to China's NMPA acceptance of the NDA for F351 as a treatment for CHB-induced liver fibrosis; a $0.4 million increase in pre-clinical expenses; a $0.4 million increase in materials and utilities expenses; and a $0.2 million increase in personnel-related expenses including stock-based compensation expenses. The increase was partially offset by a $0.2 million decrease in facilities, depreciation and other expenses.

•
General and Administrative Expense: For the nine months ended September 30, 2026, general and administrative expense was $27.0 million, compared to $21.9 million for the same period in 2025. The $5.0 million increase was primarily driven by a $3.6 million increase in personnel costs related to Gyre Pharmaceuticals’ internal restructuring and Gyre’s severance expense associated with the acquisition of Cullgen, a $1.1 million increase in miscellaneous expenses, a $0.5 million increase in stock-based compensation expenses, and $0.3 million increase in depreciation expenses, partially offset by a $0.4 million decrease in professional fees.
•
Transaction Costs: For the nine months ended September 30, 2026, $3.8 million in transaction costs were incurred in connection with the termination of proposed merger between Cullgen and Pulmatrix, Inc. in February 2026 and $3.1 million in transaction costs were incurred related to the acquisition of Cullgen, which closed in early May 2026, totaling $6.9 million.
•
(Loss) Income from Operations: For the nine months ended September 30, 2026, loss from operations was $34.9 million, compared to $1.8 million income from operations for the same period in 2025. The $36.7 million decrease was primarily driven by an increase in total operating expense including transaction costs, increased stock-based compensation, and Phase 3C and other clinical trial and pre-clinical activities.
•
Net (Loss) Income: For the nine months ended September 30, 2026, net loss was $35.3 million, compared to $4.6 million net income for the same period in 2025. The $40.0 million increase in net loss was primarily driven by an increase in operating expenses of $30.1 million, an increase in other expenses of $1.1 million, and a decrease in revenue of $6.5 million, a decrease in fair value of warrant liabilities of $2.5 million, partially offset by a decrease in income tax expense of $1.0 million.

Use of Non-GAAP Financial Measures by Gyre Therapeutics, Inc.

Gyre reports financial results in accordance with accounting principles generally accepted in the United States (GAAP). This release presents the financial measure “adjusted net income,” which is not calculated in accordance with GAAP. The most directly comparable GAAP measure for this non-GAAP financial measure is “net income.” Adjusted net income presents Gyre’s results of operations after excluding gain from change in fair value of warrants, stock-based compensation, provision for income taxes, transaction costs and loss on disposal of assets, net. This is meant to supplement, and not substitute, Gyre’s financial information presented in accordance with GAAP. Adjusted net income as defined by Gyre may not be comparable to similar non-GAAP measures presented by other companies. Management believes that presenting adjusted net income provides investors with additional useful information in evaluating Gyre’s performance and valuation. See the reconciliation of adjusted net income to net income in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About F351

F351 is Gyre’s lead development candidate for the treatment of liver fibrosis that is being developed for two different indications. It is a structurally modified derivative of pirfenidone designed to optimize metabolic properties while targeting the TGF-β1 signaling pathway, a key mediator of fibrogenesis. Gyre is developing F351 for two primary indications: CHB-associated liver fibrosis in the PRC and MASH-associated liver fibrosis for global markets.

Gyre has completed a Phase 1 U.S. clinical trial in healthy volunteers evaluating F351’s safety, tolerability, and pharmacokinetics (PK). Gyre is further analyzing Phase 3 study results generated in China, together with new pre-clinical results to determine an optimal regulatory path for global Phase 2 studies in MASH fibrosis.

About Gyre Pharmaceuticals

Gyre Pharmaceuticals Co., Ltd., a subsidiary of Gyre Therapeutics, Inc., is a commercial-stage biopharmaceutical company committed to the research, development, manufacturing, and commercialization of innovative drugs for organ fibrosis. Its flagship product, ETUARY™ (pirfenidone capsule), was the first approved treatment in 2011 for idiopathic pulmonary fibrosis (IPF) in the PRC. Gyre Pharmaceuticals' pipeline includes F351 (hydronidone), a structural analogue of pirfenidone, which has received Breakthrough Therapy designation by the CDE of the NMPA in March 2021 and is currently under review by the NMPA for a New Drug Application (NDA) for the treatment of CHB-induced liver fibrosis, which is liver damage resulting from the infection of the hepatitis B virus (HBV). Gyre Pharmaceuticals is leveraging the pirfenidone-platform to develop treatments for pneumoconiosis and RILI with or without immune-related pneumonitis. Our expertise in pirfenidone compounds has allowed us to expand development programs with F528 for the treatment of chronic obstructive pulmonary disease (COPD), F230 in development for the treatment of pulmonary arterial hypertension (PAH), and F573 in development for the treatment of acute/acute-on-chronic liver failure (ALF/ACLF). As of September 30, 2026, Gyre Therapeutics owns a 69.7% equity interest in Gyre Pharmaceuticals.

About Gyre Therapeutics

Gyre Therapeutics is a U.S. biopharmaceutical company with research operations and commercial business in China, focused on generating cashflows with marketed therapeutics for fibrosis and leveraging capital efficiencies to advance the pipeline of next-generation protein degrader therapeutics for global markets.

Gyre’s wholly owned subsidiary, Cullgen Inc., is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted protein degrader and DAC therapies for critical conditions, including cancer and inflammatory diseases. Cullgen has created a portfolio of highly selective targeted protein degrader and DAC product candidates designed to eliminate therapeutically relevant proteins in patients.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, are forward-looking statements, including statements concerning: the development and commercial potential and potential benefits of F351 and Gyre's other product candidates; the timing and progression of commercial approval of F351; and the timing of the NMPA's decision on Gyre’s NDA, and, if the NDA is approved, the anticipated commercial launch of F351; the regulatory path for, and time of, any global Phase 2 clinical trials of F351; initiation of Phase 2 clinical trial of CG001419; the timing of Phase 1 dose-escalation data for CG009301; and the timing of IND applications for CG923308 and CG620953. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “continue” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: unexpected costs, charges or expenses resulting from Gyre's acquisition of Cullgen; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition; the risk that the combined company may not be able to successfully integrate the businesses and realize the expected benefits of the acquisition in a timely manner or at all; the uncertainties associated with Gyre’s and Cullgen’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; risks related to the inability of the combined entity to obtain sufficient additional capital to continue to advance these product candidates and its pre-clinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and pre-clinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the acquisition, including with respect to future financial and operating results. Additional risks and factors are identified under “Risk Factors” in Gyre’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 13, 2026, and in other filings with the Securities and Exchange Commission.

Gyre expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Gyre Therapeutics, Inc.

Thomas Eastling, CFO
ir@gyretx.com

Investors

Sudan Loganathan
Vice President, Investor Relations & Corporate Finance Strategy
sudan.loganathan@gyretx.com

Gyre Therapeutics, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025 (As Recast)	2026	2025 (As Recast)
Revenues	$32,934	$32,694	$86,469	$92,999
Operating expenses:
Cost of revenues	1,947	1,628	5,383	3,673
Selling and marketing	15,028	15,328	42,918	41,363
Research and development	8,484	7,797	34,265	24,239
Research and development-related parties	24	—	4,860	—
General and administrative	8,921	6,447	26,964	21,928
Transaction costs	50	—	6,936	—
Total operating expenses	34,454	31,200	121,326	91,203
(Loss) income from operations	(1,520)	1,494	(34,857)	1,796
Other (loss) income, net:
Interest income	588	954	2,071	2,751
Change in fair value of warrant liability	(315)	(23)	(95)	2,444
Other (expense) income, net	(498)	95	(1,328)	(206)
(Loss) income before income taxes	(1,745)	2,520	(34,209)	6,785
Provision for income taxes	(733)	(593)	(1,118)	(2,156)
Net (loss) income	(2,478)	1,927	(35,327)	4,629
Accretion of Cullgen redeemable convertible preferred stock	—	(2,707)	(3,905)	(7,927)
Net income (loss) attributable to noncontrolling interest	1,575	(1,805)	(10,370)	(4,449)
Net (loss) income attributable to common stockholders	$(4,053)	$1,025	$(28,862)	$1,151
Net (loss) income per share attributable to common stockholders:
Basic	$(0.04)	$0.01	$(0.29)	$0.01
Diluted	$(0.04)	$0.01	$(0.29)	$(0.01)
Weighted average shares used in calculating net income per share attributable to common stockholders:
Basic	106,302,559	90,850,040	99,473,991	88,812,863
Diluted	106,302,559	103,955,878	99,473,991	88,913,503

Gyre Therapeutics, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)	(As Recast)
Assets
Current assets:
Cash and cash equivalents	$41,643	$49,192
Short-term bank deposits	15,772	15,355
Short-term investment	12,629	28,085
Notes receivable	793	5,638
Accounts receivables, net	32,663	31,078
Other receivables from GNI	263	230
Inventories	12,219	10,171
Prepaid assets and other current assets	7,419	9,613
Total current assets	123,401	149,362
Property and equipment, net	27,011	27,549
Intangible assets, net	4,404	4,727
Long-term prepayments	741	112
Deferred tax assets	10,130	6,873
Long-term certificates of deposit	28,775	23,516
Other assets, noncurrent	6,789	7,624
Total assets	$201,251	$219,763
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,636	$1,335
Due to related parties	4,933	227
Accrued expenses and other current liabilities	17,044	18,161
Income tax payable	2,830	2,940
Operating lease liabilities, current	1,143	1,119
Total current liabilities	28,586	23,782
Operating lease liabilities, noncurrent	1,867	2,303
Deferred government grants	1,555	852
Warrant liability, noncurrent	3,056	2,961
Other noncurrent liabilities	119	1,506
Total liabilities	35,183	31,404
Commitments and Contingencies
Series B preferred stock, $0.001 par value, 5,000,000 shares authorized; 3,552,427 shares and zero shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	21,551	—
Redeemable convertible preferred stock, $0.001 par value, 5,000,000 shares authorized; zero shares and 2,601,826 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	15,784
Redeemable noncontrolling interests — Cullgen redeemable convertible preferred stock	—	113,030
Stockholders’ equity:
Common stock, $0.001 par value, 400,000,000 shares authorized; 107,068,625 shares and 91,314,007 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	107	91
Additional paid-in capital	243,489	172,819
Statutory reserve	3,648	3,098
Accumulated deficit	(142,015)	(112,603)
Accumulated other comprehensive income (loss)	2,725	(908)
Total Gyre stockholders’ equity	107,954	62,497
Noncontrolling interest	36,563	(2,952)
Total equity	144,517	59,545
Total liabilities, Series B preferred stock, redeemable convertible preferred stock, and stockholders’ equity	$201,251	$219,763

Gyre Therapeutics, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025 (As Recast)	2026	2025 (As Recast)
Net (loss) income	$(2,478)	$1,927	$(35,327)	$4,629
Gain (Loss) from change in fair value of warrant liability (1)	315	23	95	(2,444)
Stock-based compensation	1,734	1,334	6,392	3,277
Provision for income taxes	733	593	1,118	2,156
Transaction costs (2)	50	—	6,936	—
Loss on disposal of assets, net (3)	—	1	18	2
Non-GAAP adjusted net (loss) income	$354	$3,878	$(20,768)	$7,620
(1)
Reflects adjustments for fair value of warrants based on the Black-Scholes option pricing model.
(2)
Reflects non-recurring expenses related to the transaction costs related to the merger with Cullgen Inc. and the proposed merger transaction between Cullgen Inc. and Pulmatrix, Inc. that was terminated in February 2026.
(3)
Reflects non-recurring losses from the disposal of assets that are not part of the Company’s ongoing operations.